Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST	Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE

CONTACT:	Cheryl K. Ramagano	October 24, 2005
Vice President & Treasurer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS THIRD QUARTER EARNINGS

KING OF PRUSSIA, PA- Universal Health Realty Income Trust (NYSE:UHT) announced today that for the quarter ended September 30, 2005, net income was $6.4 million or $.54 per diluted share as compared to $5.5 million or $.47 per diluted share for the same quarter in the prior year. Favorably impacting net income during the third quarter of 2005 is $1.2 million, or $.10 per diluted share, related to the recovery of replacement costs of real estate assets at Wellington Regional Medical Center (“Wellington”) that were damaged by hurricanes Frances and Jeanne during 2004.

Funds from operations (“FFO”) were $7.5 million and FFO per diluted share were $.63 during the three months ended September 30, 2005 compared to $7.8 million or $.66 per diluted share for the same quarter in the prior year. The third quarter dividend of $.555 per share was paid on September 30, 2005.

For the nine month period ended September 30, 2005, net income was $20.2 million or $1.71 per diluted share as compared to $17.0 million or $1.44 per diluted share during the prior year nine month period. Included in net income during the nine month period ended September 30, 2005 is $3.9 million, or $.33 per diluted share, related to the recovery of replacement costs of real estate assets at Wellington and a gain of $1.0 million, or $.09 per diluted share, resulting from the sale of real property by an unconsolidated LLC. Included in net income during the nine month period ended September 30, 2004 was a gain of $1.0 million, or $.09 per diluted share, resulting from the sale of real property by an unconsolidated LLC.

At September 30, 2005, our shareholders’ equity was $156.6 million and our liabilities for borrowed funds were $35.7 million, including mortgage debt of consolidated entities, which is non-recourse to us, totaling $25.7 million.

As previously reported, Chalmette Medical Center (“Chalmette”), our two story, 138-bed acute care hospital located in Chalmette, Louisiana, suffered substantial damage from Hurricane

Katrina during the quarter. Based on our assessment, the property has been severely damaged resulting in a write-down of the carrying-value of the depreciable assets to zero. Chalmette is leased by a wholly-owned subsidiary of Universal Health Services, Inc. (“UHS”) and pursuant to the terms of the lease in such circumstances, UHS has the obligation to: (i) restore the property to substantially the same condition existing before the damage; (ii) offer to acquire the property in accordance with the terms of the lease, or; (iii) offer a substitution property equivalent in value to Chalmette. The existing lease on Chalmette remains in place and rental income will continue for a period of time while the lessee evaluates its options. Our consolidated Statement of Income for the three and nine month periods ended September 30, 2005 include a property write-down charge of $6.3 million. This property charge is offset by an equal amount recoverable from UHS. We believe that the fair market value of the facility exceeds the book value and the excess will also be recoverable from UHS either in the form of cash or the value of the substitute properties.

Effective March 31, 2004, we adopted Financial Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities”, an Interpretation of ARB No. 51. Consequently, beginning on April 1, 2004, we began consolidating the results of operations of three LLC investments on our Consolidated Statements of Income. Accordingly, our Consolidated Statements of Income for the three and nine month periods ended September 30, 2005 include the revenues and expenses associated with these properties. The revenue and expenses associated with the properties were also included in our Consolidated Statements of Income for the six month period of April 1, 2004 through September 30, 2004. However, prior to April 1, 2004, the operations of these LLCs were recorded in our Consolidated Statements of Income using the equity method of accounting. During the three month period ended March 31, 2004, these properties generated approximately $1.6 million of revenue, $300,000 of depreciation and amortization expense, $500,000 of other operating expenses and $400,000 of interest expense. There was no impact on our net income as a result of the consolidation of these LLCs.

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have forty-three real estate investments in fifteen states.

Funds from operations, is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income determined in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) as an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) as a measure of our liquidity; (iv) nor is FFO an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is shown below.

The matters discussed in this report, as well as the news releases issued from time to time by us, include certain statements containing the words “believes”, “anticipates”, “intends”, “expects” and words of similar import, which constitute “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Nine Months Ended September 30, 2005 and 2004

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues:
Base rental - UHS facilities	$3,388	$3,411	$10,213	$9,676
Base rental - Non-related parties	2,763	2,798	8,391	7,904
Bonus rental - UHS facilities	1,079	1,086	3,421	3,540
Tenant reimbursements and other - Non-related parties	767	834	2,347	2,002
Tenant reimbursements and other - UHS facilities	220	224	681	439

	8,217	8,353	25,053	23,561

Expenses:
Depreciation and amortization	1,411	1,373	4,285	3,824
Advisory fees to UHS	359	377	1,067	1,118
Other operating expenses	1,590	1,361	4,712	3,630
Property write-down - hurricane damage - Chalmette	6,259	—	6,259	—
Property write-down - hurricane damage -Wellington	—	1,863	—	1,863
Property damage recoverable from UHS - Chalmette	(6,259)	—	(6,259)	—
Property damage recoverable from UHS - Wellington	—	(1,863)	—	(1,863)

	3,360	3,111	10,064	8,572

Income before equity in unconsolidated limited liability companies (“LLCs”), property damage recovered from UHS and interest expense	4,857	5,242	14,989	14,989

Equity in income of unconsolidated LLCs (including gains on sales of real properties of $1,043 and $1,009 during the nine month periods ended September 30, 2005 and 2004, respectively.)	1,088	969	3,884	3,760

Property damage recovered from UHS - Wellington	1,202	—	3,943	—

Interest expense	(739)	(913)	(2,623)	(2,480)

Income from continuing operations	6,408	5,298	20,193	16,269

Income from discontinued operations, net	—	248	—	744

Net income	$6,408	$5,546	$20,193	$17,013

Basic earnings per share:
From continuing operations	$0.54	$0.45	$1.72	$1.39
From discontinued operations	$0.00	$0.02	$0.00	$0.06

Total basic earnings per share	$0.54	$0.47	$1.72	$1.45

Diluted earnings per share:
From continuing operations	$0.54	$0.45	$1.71	$1.38
From discontinued operations	$0.00	$0.02	$0.00	$0.06

Total diluted earnings per share	$0.54	$0.47	$1.71	$1.44

Weighted average number of shares outstanding - Basic	11,765	11,747	11,761	11,741
Weighted average number of share equivalents	79	69	77	68

Weighted average number of shares and equivalents outstanding - Diluted	11,844	11,816	11,838	11,809

Calculation of Funds From Operations (“FFO”):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net income	$6,408	$5,546	$20,193	$17,013

Plus: Depreciation and amortization expense:
Consolidated investments	1,350	1,380	4,100	3,863
Unconsolidated affiliates	961	895	2,845	3,402
Less: Gain on LLC’s sale of real property	—	—	(1,043)	(1,009)
Property damage recovered from UHS - Wellington	(1,202)	—	(3,943)	—

Funds from operations (FFO)	$7,517	$7,821	$22,152	$23,269

Funds from operations (FFO) per share - Basic	$0.64	$0.67	$1.88	$1.98

Funds from operations (FFO) per share - Diluted	$0.63	$0.66	$1.87	$1.97

Dividend paid per share	$0.555	$0.500	$1.615	$1.495

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	September 30, 2005	December 31, 2004
Assets:

Real Estate Investments:
Buildings and improvements	$186,818	$189,859
Accumulated depreciation	(56,541)	(56,803)

	130,277	133,056
Land	23,143	23,143
Construction in progress	—	1,863

Net Real Estate Investments	153,420	158,062

Investments in and advances to limited liability companies (“LLCs”)	29,879	40,523

Other Assets:
Cash	4,317	3,588
Bonus rent receivable from UHS	1,079	1,128
Rent receivable - other	847	392
Property damage receivable from UHS	6,259	—
Deferred charges and other assets, net	804	890

Total Assets	$196,605	$204,583

Liabilities and Shareholders’ Equity:

Liabilities:
Line of credit borrowings	$10,000	$20,000
Mortgage note payable, non-recourse to us	4,000	4,083
Mortgage notes payable of consolidated LLCs, non-recourse to us	21,702	22,127
Accrued interest	277	417
Accrued expenses and other liabilities	2,894	1,902
Fair value of derivative instruments	166	1,059
Tenant reserves, escrows, deposits and prepaid rents	704	703

Total Liabilities	39,743	50,291

Minority interests	295	239

Shareholders’ Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2005 - 11,770,508; 2004 -11,755,670	118	118
Capital in excess of par value	186,762	186,275
Cumulative net income	264,947	244,754
Accumulated other comprehensive gain (loss)	(166)	(994)
Cumulative dividends	(295,094)	(276,100)

Total Shareholders’ Equity	156,567	154,053

Total Liabilities and Shareholders’ Equity	$196,605	$204,583